UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FUWEI FILMS (HOLDINGS) CO., LTD.
(Exact Name of Registrant as Specified in its Charter)
Cayman Islands	Not Applicable
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)
No. 387 Dongming Road, Weifang, Shandong, P.R. China	261061
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $0.129752 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
Securities Act registration statement file number to which this form relates: 333-138948

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

A description of the ordinary shares to be registered hereunder is contained in the section entitled “Description of Share Capital” in the Prospectus included in the Registrant’s Form F-1 Registration Statement (File No. 333-138948) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on November 24, 2006 and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FUWEI FILMS (HOLDINGS) CO., LTD.
Date: November 30, 2006	By:	/s/ Xiaoan He
Name: Xiaoan He
Title: Chief Executive Officer